Exhibit 23


               CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of J.P. Morgan & Co. Incorporated of our report dated January 8,
1997 appearing on page 34 of the J.P. Morgan & Co.
Incorporated Annual Report on Form 10-K (included in the
1996 Annual Report to Stockholders) for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


      PRICE WATERHOUSE LLP/s/
      New York, New York
      October 6, 1997